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                                                                    EXHIBIT 24
                 CONTINENTAL HOMES HOLDING CORP.

                        POWER OF ATTORNEY


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Donald R. Loback, Kathleen R. Wade and Kenda B. Gonzales, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 (the "Registration Statement") relating to securities of Continental Homes Holding Corp., and to sign any and all amendments to the Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and pur-poses as he might or could do in person, hereby ratifying and con-forming all the said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Signatures               Title                     Date
      ----------               -----                     ----

/s/ Donald R. Loback     Co-Chief Executive     February 28, 1994
- --------------------
   (Donald R. Loback)    Office and Director


/s/ Kathleen R. Wade     Co-Chief Executive     February 28, 1994
- --------------------
   (Kathleen R. Wade)    Office and Director


/s/ Kenda B. Gonzales    Secretary and          February 28, 1994
- ---------------------
   (Kenda B. Gonzales)   Treasurer
                         (Controller and
                         Principal Financial
                         Officer)

/s/ Robert J. Wade       President and          February 28, 1994
- ------------------
   (Robert J. Wade)      Director


/s/ W. Thomas Hickcox    Senior Vice President  February 28, 1994
- ---------------------
   (W. Thomas Hickcox)   and Director


/s/ Bradley S. Anderson  Director               February 28, 1994
- -----------------------
   (Bradley S. Anderson)
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                               -2-




/s/ Jo Ann Rudd          Director               February 28, 1994
- ---------------
   (Jo Ann Rudd)


/s/ William Steinberg    Director               February 28, 1994
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   (William Steinberg)